NUMBER
01249

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

SP PLUS CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

CUSIP 78469C 10 3

THIS CERTIFIES THAT:

SPECIMEN

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.001 PAR VALUE EACH OF

SP PLUS CORPORATION

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

SP PLUS CORPORATION CORPORATE SEAL 1981 DELAWARE

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
NEW YORK, NY
TRANSFER AGENT

BY:

SPECIMEN

AUTHORIZED OFFICER

PRESIDENT AND
CHIEF EXECUTIVE OFFICER

SECRETARY